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 P R O X Y                                                   EXHIBIT 99.3
                           R & B COMMUNICATIONS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby constitutes J. Allen Layman and       , or either
 of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of R & B Communications, Inc. of the undersigned at a special meeting of shareholders to be held at its offices at 1000 Roanoke
 Road, Dalevile Virginia 24083, on November   , 2000, at   a.m., or any
 adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

                                                   FOR AGAINST ABSTAIN
                                                   --- ------- -------
  1. To approve the Agreement and Plan of Merger.  [_]   [_]     [_]

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
  2. To vote on such other business, if any, that may properly come before the meeting.

 [_]Please check box if you plan to attend the meeting.

 Dated: __________ , 2000                 ________________________________

                                          ________________________________
                                             (Please sign your name(s)
                                             exactly as shown hereon.)

                                          THIS PROXY WHEN PROPERLY EXE-
                                          CUTED WILL BE VOTED IN THE MAN-
                                          NER DIRECTED HEREIN BY THE
                                          SHAREHOLDER(S). IF NO DIRECTION
                                          IS MADE, THIS PROXY WILL BE
                                          VOTED "FOR" PROPOSALS 1 AND 2
                                          ABOVE AND AS THE PROXIES DEEM
                                          ADVISABLE ON SUCH OTHER MATTERS
                                          TO BE CONSIDERED AT THE MEET-
                                          ING.